EXHIBIT 10.1

BIG LOTS, INC.
1996 PERFORMANCE INCENTIVE PLAN
RESTRICTED STOCK AWARD AGREEMENT

Grantee: __________________________________________________________________________________________________

Date of restricted stock award (“Award Date”): _____________________________________________________________________

Number of Big Lots, Inc. common shares covered by the restricted stock award (“Restricted Stock”): ____________________________

In accordance with the terms of the Big Lots, Inc. 1996 Performance Incentive Plan, as amended (“Plan”), this Restricted Stock Award Agreement (“Agreement”) is entered into as of the Award Date by and between you, the Grantee named above, Big Lots, Inc., an Ohio corporation (“BLI”) and Big Lots Stores, Inc., an Ohio corporation (“BLSI”) (collectively, BLI and BLSI are hereinafter referred to as the “Company”), in connection with the Company’s grant of the Restricted Stock to you. The Restricted Stock is subject to the terms and conditions of this Agreement and the Plan.

The Company cannot guarantee that the value of your Restricted Stock will increase. This is because the value of the Company’s common shares is affected by many factors. However, the Company believes that your efforts will contribute to the value of the Company’s common shares and that the Restricted Stock is an appropriate means of sharing with you the value of your contribution to the Company’s business success.

This Agreement describes the Restricted Stock you have been granted and the conditions that must be met before you may receive the Restricted Stock. To ensure that you fully understand these terms and conditions, you should carefully read the Plan and this Agreement. If you have any questions about this Agreement or the Restricted Stock, contact the Company’s General Counsel.

Description of the Restricted Stock

The Restricted Stock is the Company’s common shares that you will own after the Restricted Stock vests and you comply with the terms of this Agreement. However, you will forfeit any rights to the Restricted Stock (i.e., they will not be transferred to you) to the extent you do not comply with the terms of this Agreement.

No portion of the Restricted Stock that has not vested may be sold, transferred, assigned, pledged, encumbered or otherwise disposed of by you in any way (including a transfer by operation of law); and any attempt by you to make any such sale, transfer, assignment, pledge, encumbrance or other disposition shall be null and void and of no effect.

Your Restricted Stock will vest and will be transferred to you without restrictions to the extent and upon the earlier occurrence of the events described below:

A.	While you are employed by the Company, the unvested portion of your Restricted Stock (rounded to the nearest whole number) specified below will vest at 8:00 AM, local time on the first business day following a period of twenty (20) consecutive trading days during which the volume weighted average trading price of the Company’s common shares on the New York Stock Exchange (“Trading Price”) equals or exceeds the prices set forth below:

1.	___ of your Restricted Stock will vest in the event that the Trading Price equals or exceeds $___ per common share;

2.	___ of your Restricted Stock will vest in the event that the Trading Price equals or exceeds $___ per common share; and

3.	___ of your Restricted Stock will vest in the event that the Trading Price equals or exceeds $___ per common share;

B.	In the event that there is a “Change in Effective Control,” as defined in the Plan, while you are employed by the Company, one hundred percent (100%) of the unvested portion of your Restricted Stock will vest;

C.	In the event that you die or become disabled, _____ percent (___%) of the unvested portion of your Restricted Stock will vest for each consecutive year of employment that you have completed with the Company, with such service period beginning with the Award Date; and

D.	In the event that you complete ___ consecutive years of employment with the Company, with such service period beginning with the Award Date, one hundred percent (100%) of the unvested portion of your Restricted Stock will vest.

Your Rights in the Restricted Stock

Until the restrictions and conditions described in this Agreement have been met, your Restricted Stock will be held in escrow. The Company will defer distribution of any dividends that are declared on your Restricted Stock until the Restricted Stock vests. These dividends will be distributed at the same time your Restricted Stock vests or will be forfeited if your Restricted Stock does not vest.

You may vote your Restricted Stock before all the terms and conditions described in this Agreement are met. This is the case even though your Restricted Stock will not be distributed to you until the Restricted Stock vests.

Subject to the Company’s trading policies and applicable laws and regulations, after you become vested in any portion of your Restricted Stock, you shall be free to deal with and dispose of the vested Restricted Stock, and you may request the Company’s transfer agent to issue a certificate for such vested Restricted Stock in your name and free of any restrictions.

Tax Treatment of the Restricted Stock

You should consult with a tax or financial adviser to ensure you fully understand the tax ramifications of your Restricted Stock.

This brief discussion of the federal tax rules that affect your Restricted Stock is provided as general information (not as personal tax advice) and is based on the Company’s understanding of federal tax laws and regulations in effect as of the Award Date.

You are not required to pay income taxes on your Restricted Stock at the time of the Award. However, you will be required to pay income taxes (at ordinary income tax rates) when, if and to the extent your Restricted Stock vests. The amount of ordinary income you will recognize is the value of your Restricted Stock when it vests. Also, the Company is required to withhold taxes on this same amount. Section 21 of the Plan describes the manner in which that withholding may occur.

Any appreciation of your Restricted Stock after it vests could be eligible to be taxed at capital gains rates when you sell the common shares. If your Restricted Stock does not vest, your Restricted Stock will expire and no taxes will be due.

Section 83(b) Election

Subject to Section 19 of the Plan, you shall have the right to make an election under Section 83(b) of the Internal Revenue Code with respect to your Restricted Stock.

General Terms and Conditions

Nothing contained in this Agreement obligates the Company or a subsidiary to continue to employ you in any capacity whatsoever or prohibits or restricts the Company or a subsidiary from terminating your employment at any time or for any reason whatsoever; but this Agreement does not in any way affect any employment agreement that you may have with the Company.

This Agreement shall be governed by and construed in accordance with the internal laws, and not the laws of conflicts of laws, of the State of Ohio.

If any provision of this Agreement is adjudged to be unenforceable or invalid, then such unenforceable or invalid provision shall not effect the enforceability or validity of the remaining provisions of this Agreement, and the Company and you agree to replace such unenforceable or invalid provision with an enforceable and valid arrangement which in its economic effect shall be as close as possible to the unenforceable or invalid provision.

You represent and warrant to the Company that you have the full legal power, authority and capacity to execute and deliver this Agreement and to perform your obligations under this Agreement and that this Agreement is a valid and binding obligation, enforceable in accordance with its terms, except that the enforcement of this Agreement may be subject to bankruptcy, insolvency, reorganization, moratorium, or other similar laws now or hereinafter in effect relating to creditors’ rights generally and to general principles of equity. You also represent and warrant to the Company that you are aware of and agree to be bound by the Company’s trading policies and the applicable laws and regulations relating to the receipt, ownership and transfer of the Company’s securities. The Company represents and warrants to you that it has the full legal power, authority and capacity to execute and deliver this Agreement and to perform its obligations under this Agreement and that this Agreement is a valid and binding obligation, enforceable in accordance with its terms, except that the enforcement of this Agreement may be subject to bankruptcy, insolvency, reorganization, moratorium, or other similar laws now or hereinafter in effect relating to creditors’ rights generally and to general principles of equity.

No modification, amendment or waiver of any provision of this Agreement shall be effective against the Company or you unless such modification, amendment or waiver is in writing, is signed by you and a duly authorized officer of the Company, and states that it is intended to modify, amend or waive a specific provision of this Agreement and, in the case of the Company, such modification, amendment or waiver has been authorized by the Committee, as defined in the Plan.

By signing this Agreement you acknowledge that your Restricted Stock is granted under and is subject to the terms and conditions described in this Agreement and in the Plan. The Company and you have executed this Agreement as of the Award Date.

BIG LOTS, INC.

By: ______________________________________

Title: ____________________________________

BIG LOTS STORES, INC.

By: ______________________________________

Title: ____________________________________

GRANTEE

________________________________________

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